UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest events reported)  August 16, 2001
                                                            ---------------
                                                           (August 15, 2001)
                                                            ---------------



                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                      ------------------------------------
             (Exact name of registrant as specified in its charter)


           New Mexico                Commission                85-0019030
----------------------------                             -----------------------
(State or Other Jurisdiction     File Number 1-6986         (I.R.S. Employer
      of Incorporation)                                  Identification) Number)



             Alvarado Square, Albuquerque, New Mexico    87158
             ----------------------------------------    -----
             (Address of principal executive offices)  (Zip Code)



                                 (505) 241-2700
                                 --------------
              (Registrant's telephone number, including area code)

                         ------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)



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Item 9.  Regulation FD Disclosure

The following is a press release issued by the Company on August 15, 2001 and is being filed herewith as a Regulation FD Disclosure.

           Regulators Decline to Reconsider PNM Holding Company Order

ALBUQUERQUE, N.M. August 15, 2001 - The New Mexico Public Regulation Commission has decided it will not reconsider an order setting terms and conditions on formation of a holding company by PNM, Public Service Company of New Mexico (NYSE: PNM).

PNM had asked for a rehearing, citing several restrictions the order places on the relationship between PNM as a regulated electric and gas utility, the new holding company and other affiliates that might be formed under the new corporate structure.

"We are disappointed we won't have the opportunity to make oral arguments directly before the commission on this case," said Cindy McGill, PNM vice president for regulatory affairs. The company is considering its next steps.

PNM is a combined electric and gas utility serving approximately 1.3 million people in New Mexico. The company also sells power on the wholesale market in the Western U.S. PNM stock is traded primarily on the NYSE under the symbol PNM.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        PUBLIC SERVICE COMPANY OF NEW MEXICO
                                   ---------------------------------------------
                                                   (Registrant)


Date:  August 16, 2001                             /s/ John R. Loyack
                                   ---------------------------------------------
                                                   John R. Loyack
                                        Vice President, Corporate Controller
                                            and Chief Accounting Officer
                                   (Officer duly authorized to sign this report)